Exhibit 99.B(12)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON  FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

July 29, 2016

Victory Variable Insurance Funds
4900 Tiedeman Road, 4th Floor

Brooklyn, Ohio 44144

RS Variable Products Trust

One Bush Street, Suite 900

San Francisco, CA 94104

Re:                     U.S. Federal Income Tax Issues Regarding the Plan of Reorganization between Series of RS Variable Products Trust and Series of Victory Variable Insurance Funds

Ladies and Gentlemen:

You have requested our opinion with respect to the acquisition by each series portfolio set forth on Schedule A (each, an “Acquiring Fund”) of all of the assets and liabilities of the corresponding series portfolio set forth on Schedule A (each, an “Acquired Fund”) pursuant to the Agreement and Plan of Reorganization (the “Agreement”) dated as of June 1, 2016 between Victory Variable Insurance Funds (“VVIF”), a Delaware statutory trust, on behalf of each Acquiring Fund, and RS Variable Products Trust (“RSVPT”), a Massachusetts business trust, on behalf of each Acquired Fund. This opinion applies separately to each Acquired Fund and the corresponding Acquiring Fund set forth on Schedule A and, as such, references herein to “the Acquired Fund” and “the Acquiring Fund” shall be deemed to refer to the applicable Acquired Fund and the corresponding Acquiring Fund, severally and not jointly with any other Acquired Fund or Acquiring Fund, and all other terms hereof should be interpreted accordingly. Capitalized terms not defined herein shall have the meaning set forth in the Agreement.

In rendering this opinion, we have relied upon the accuracy of the facts, representations, warranties and other matters and the fulfillment of the covenants and obligations set forth in (i) the Agreement, (ii) representations made in letters from the Acquired Fund and the Acquiring Fund addressed to us for our use in rendering this opinion (the “Tax Representation Letters”), and (iii) the Form N-14 filed by the Acquiring Fund with the Securities and Exchange Commission (the “Registration Statement”). In addition, we have also examined such other matters and documents and made such inquiries as we have deemed necessary for the purpose of rendering the opinion set forth herein.

In reviewing these documents, we have assumed the genuineness of all signatures, the capacity of each party executing a document to so execute that document, the authenticity of all documents submitted to us as originals and conformity with originals of all documents submitted to us as copies. In reaching the conclusions set forth in this letter, we have assumed that all of the documents related to the Reorganization were and will be duly authorized, executed, and delivered.  We have further assumed that the respective parties thereto and all parties having obligations thereunder have acted and will continue to act in all material respects at all relevant times in conformity with the requirements and provisions of such documents.

Based solely on the facts and representations set forth in the reviewed documents and the representations of officers of VVIF and RSVPT, and conditioned on (i) those representations’ being true on the closing date of the Reorganization and (ii) the Reorganization being consummated in accordance with the Agreement (without the waiver or modification of any terms or conditions thereof), our opinion with respect to the federal income tax consequences of the Reorganization is as follows:

(a)                                 the Reorganization will constitute a “reorganization” of the Acquired Fund within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Acquired Fund and Acquiring Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(b)                                 no gain or loss will be recognized by the Acquiring Fund upon its receipt of the Acquired Fund assets in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund pursuant to the Agreement;

(c)                                  the tax basis of the Acquired Fund assets transferred by the Acquired Fund to the Acquiring Fund in the Reorganization will be the same as the basis of such assets in the hands of the Acquired Fund immediately prior to the transfer, and the holding periods of the Acquired Fund assets in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund;

(d)                                 no gain or loss will be recognized by the Acquired Fund upon the transfer of its Acquired Fund assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, or upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in complete liquidation of the Acquired Fund;

(e)                                  no gain or loss will be recognized by the Acquired Fund’s shareholders upon the receipt of Acquiring Fund Shares in complete liquidation of the Acquired Fund;

(f)                                   the aggregate tax basis of the Acquiring Fund Shares received by a shareholder of the Acquired Fund in connection with the Reorganization will be the same as the aggregate tax basis of such shareholder’s Acquired Fund Shares immediately before the Reorganization, and the holding period of the Acquiring Fund Shares will include the period during which such shareholder held the Acquired Fund Shares (provided the shareholder held the Acquired Fund Shares as capital assets); and

(g)                                  the Acquiring Fund will succeed to and take into account the items of the corresponding Acquired Fund described in Section 381(c) of the Code (including capital loss carryovers), subject to the conditions and limitations specified in the Code, the regulations thereunder, and existing court decisions and published interpretations of the Code and regulations.

The opinion expressed above is based on existing provisions of the Code, existing Regulations, published interpretations of the Code and such Regulations by the Internal Revenue Service, and existing court decisions, any of which could be changed at any time.  Any such changes may or may not be retroactively applied.  It is possible that contrary positions may be taken by the Internal Revenue Service and that a court may agree with such contrary positions.  In addition, the opinion rendered herein is based on the facts as of the date hereof, and we disclaim any undertaking to advise you of any subsequent change of the facts stated or assumed herein or any subsequent change in applicable law that could affect the opinion rendered herein.  Any variation or difference in any fact from those set forth or assumed herein may affect the conclusions stated herein.

Our opinion is based upon the accuracy of the certifications, representations and warranties and satisfaction of the covenants and obligations contained in the Agreement, the Tax Representation Letters and in the various other documents related thereto. Our opinion addresses only the specific federal income tax consequences of the Reorganization set forth above and does not address any other federal tax consequences, or any state or local tax consequences, or any tax consequences under the laws of any foreign jurisdiction. Our opinion also applies only if each of Acquired Fund and Acquiring Fund is solvent, and we express no opinion about the tax treatment of the transactions described herein if either Acquired Fund or Acquiring Fund is insolvent.

This opinion is furnished by us to you and is solely for your benefit.  Neither this letter nor any opinion expressed herein may be relied upon by any other person or entity without our prior written consent.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.  In addition, we hereby consent to the use of our name and to the description of advice rendered by our firm under the heading “Additional Information About Each Reorganization — Tax Status of the Reorganizations” in the Registration Statement.

Very truly yours,

/s/ Morrison & Foerster LLP

Schedule A

Acquired Funds	Corresponding Acquiring Funds

1.              RS Large Cao Alpha VIP Series

2.              RS Small Cap Growth Equity VIP Series

3.              RS International VIP Series

4.              RS Emerging Markets VIP Series

5.              RS Investment Quality Bond VIP Series

6.              RS Low Duration Bond VIP Series

7.              RS High Yield VIP Series

8.              RS S&P 500 Index VIP Series

1.              Victory RS Large Cap Alpha VIP Series

2.              Victory RS Small Cap Growth Equity VIP Series

3.              Victory RS International VIP Series

4.              Victory Sophus Emerging Markets VIP Series

5.              Victory INCORE Investment Quality Bond VIP Series

6.              Victory INCORE Low Duration Bond VIP Series

7.              Victory High Yield VIP Series

8.              Victory S&P 500 Index VIP Series